UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2022, SunHydrogen, Inc. (the “Company”) adopted amended and restated bylaws.

On January 27, 2022, the Company filed a Certificate of Withdrawal of Certificate of Designation with the Secretary of State of Nevada, pursuant to which the Company withdrew its Series B Preferred Stock.

On January 27, 2022, the Company filed a certificate of designation of Series A Preferred Stock with the Secretary of State of Nevada, and issued 1,000 shares of Series A Preferred Stock to Timothy Young, the Company’s chief executive officer, for services rendered.

Pursuant to the certificate of designation, the Company designated 1,000 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock is not convertible into common stock, and does not have any dividend rights or any liquidation preference. The Series A Preferred Stock entitles the holder to 51% of the voting power of the Company’s stockholders. The Series A Preferred Stock will automatically be redeemed by the Company at the par value of $0.001 per share, on the first to occur of the following events: (i) a date sixty days after the effective date of the certificate of designation, (ii) the date that Timothy Young ceases to serve as officer, director or consultant of the Company, or (iii) on the date that the Company’s shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 27, 2022, Timothy Young, the holder of the majority of the voting power of the shareholders of the Company, and the Company’s chief executive officer, approved by written consent (i) an amendment to the Company’s articles of incorporation to increase the Company’s authorized shares of common stock from 5,000,000,000 to 10,000,000,000, (ii) an amendment to the Company’s articles of incorporation to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-100 and not more than 1-for-500 at any time prior to the one year anniversary of filing the definitive information statement with respect to the reverse split, with the board of directors having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the board in its discretion, and (iii) the adoption of the Company’s 2022 Equity Incentive Plan. Such shareholder approval for such actions will be effective 20 days after the definitive information statement relating to such actions is mailed to shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series A Preferred Stock
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: February 2, 2022	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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